November 21, 2000


MacroChem Corporation
110 Hartwell Avenue
Lexington, Massachusetts 02421-3134

         Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of shares of Common Stock, $.01 par value (the "Common Stock"), of MacroChem Corporation, a Delaware corporation (the "Company"), comprising (i) 1,816,658 shares of the Company's Common Stock (the "Issued Shares"), $.01 par value; and (ii) up to 1,516,675 shares of Common Stock issuable upon the exercise of Warrant No. 1 originally issued to Bay Harbor Investments, Inc. to purchase shares of Common Stock, shares of Common Stock issuable upon the exercise of Warrant No. 3 originally issued to Bay Harbor Investments, Inc. to purchase 181,666 shares of Common Stock, up to 1,516,675 shares of Common Stock issuable upon the exercise of Warrant No. 2 originally issued to Strong Harbor Investments, Inc. to purchase shares of Common Stock, and 181,666 shares of Common Stock issuable upon the exercise of Warrant No. 4 originally issued to Strong River Investments, Inc. to purchase shares of Common Stock (collectively, the "Purchaser Warrants") and 108,999 shares of Common Stock issuable upon the exercise of Warrant No. 5 originally issued to Leerink Swann & Company to purchase shares of Common Stock (the "Leerink Warrant"), plus an indeterminate number of additional shares of Common Stock issuable upon exercise of the Purchaser Warrants and the Leerink Warrant as a result of antidilution provisions.

     The Purchaser Warrants and the Leerink Warrant are referred to collectively herein as the "Warrants." The shares of Common Stock issuable upon exercise of the Purchaser Warrants are referred to herein as the "Purchaser Warrant Shares" and the shares of Common Stock issuable upon exercise of the Leerink Warrant are referred to herein as the "Leerink Warrant Shares." The Leerink Warrant Shares and the Purchaser Warrant Shares are referred to collectively as the "Warrant Shares." The Warrant Shares, together with the Issued Shares, are referred to collectively as the "Registrable Shares."

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MacroChem Corporation                  -2-                     November 21, 2000


     The Company originally sold the Issued Shares and the Purchaser Warrants pursuant to the Securities Purchase Agreement dated October 23, 2000 (the "Securities Purchase Agreement"), among the Company, Bay Harbor Investments, Inc., and Strong River Investments, Inc., and originally issued the Leerink Warrant pursuant to the Engagement Letter dated September 26, 2000 (the "Engagement Letter"), between the Company and Leerink Swann & Company. We understand the Registrable Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.

     We have acted as counsel for the Company in connection with its issuance and sale of the Issued Shares and Warrants. For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary. We have assumed that no issuance of the shares issuable upon exercise of the Warrants will result in the issuance by the Company of shares in excess of its authorized Common Stock and that the price received by the Company for such shares will not be less than the par value thereof.

     We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that:

     1. The Issued Shares are duly authorized, validly issued, fully paid, and non-assessable.

     2. The Purchaser Warrant Shares have been duly authorized, and when issued out of the Company's duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Purchaser Warrants and the Company has received the consideration therefor in accordance with the terms of the Purchaser Warrants, the Purchaser Warrant Shares will be validly issued, fully paid, and non-assessable.

     3. The Leerink Warrant Shares have been duly authorized, and when issued out of the Company's duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Leerink Warrant and the Company has received the consideration therefor in accordance with the terms of the Leerink Warrant, the Leerink Warrant Shares will be validly issued, fully paid, and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Opinions."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Registrable Shares while the Registration Statement is in effect.


                                                     Very truly yours,


                                                     /s/Ropes & Gray
                                                     Ropes & Gray








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